SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) October 26, 2004

RYERSON TULL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-9117	36-3425828
(Commission File Number)	(I.R.S. Employer Identification No.)

2621 West 15th Place, Chicago, Illinois 60608

(Address Of Principal Executive Offices, including Zip Code)

(773) 762-2121

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement

On October 26, 2004, Ryerson Tull, Inc. (the “Company”) entered into a definitive agreement to purchase Integris Metals, Inc., a joint venture between Alcoa Inc. and BHP Billiton. Integris is one of North America’s largest metals service centers. The Company will purchase all of the equity interest in Integris for $410 million plus assumption of Integris’ debt, which was approximately $250 million as of October 1, 2004. The transaction is expected to be completed by early 2005, subject to customary closing conditions and regulatory approval. The Stock Purchase Agreement is filed herewith as Exhibit 10.1 to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYERSON TULL, INC.

Dated: October 29, 2004	By:	/s/ LILY L. MAY
Lily L. May
	Its:	Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated as of October 26, 2004, by and among Reynolds Metals Company, Billiton Investments Ireland Ltd., and Ryerson Tull, Inc.

[The Company undertakes to provide the omitted schedules to the Securities and Exchange Commission upon its request]

99.1	Press release issued on October 26, 2004 regarding the acquisition of the equity interest in Integris Metals, Inc.